SMITH BARNEY FUNDS, INC.

ARTICLES OF AMENDMENT
CHANGING NAMES OF SERIES
PURSUANT TO MGCL SECTION 2-605(B)

	Smith Barney Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

	FIRST: The Charter of the Corporation is hereby amended to provide as follows:
	 The name and designation of the "Short-Term U.S. Treasury Securities Fund" series of capital stock of the Corporation is hereby changed to the "Short-Term High Grade Bond Fund" series of capital stock of the Corporation.

	SECOND: The amendment does not change the outstanding capital stock of the Corporation or the aggregate par value thereof.

	THIRD: The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General
Corporation Law.

	FOURTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

	FIFTH: The amendment to the Charter of the Corporation effected hereby shall become effective at 4:00 p.m. on July 2, 1998.


	IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this ___ day of June, 1998.


				SMITH BARNEY FUNDS, INC.


								By:________________________
								 Name: Heath B. McLendon
								 Title: President


ATTEST:


_________________________
Name: Christina T. Sydor
Title:	Secretary

	THE UNDERSIGNED, the President of Smith Barney Funds, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


							__________________________
							Name: Heath B. McLendon
							Title:   President






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